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                                  EXHIBIT 2.2



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                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT
                   BY AND AMONG IPARTY RETAIL STORES CORP., AS
               PURCHASER, AND THE BIG PARTY CORPORATION, AS SELLER


            Amendment No. 1, dated as of the __ day of August, 2000, by and between the Big Party Corporation, debtor and debtor in possession, as seller ("Seller"), and iParty Retail Stores Corp., f/k/a iParty Retail Store Corp., as purchaser ("Purchaser"), to the Asset Purchase Agreement, dated August 2, 2000 (the "Agreement").

            Subject in all respects to the terms and provisions set forth herein, the Agreement is hereby modified and amended as follows:

1. Article XI, Section 11.3 . Article XI, Section 11.3 of the Agreement shall be amended to redact the entirety of subsection "(A)" thereof and substitute in its place the following:

            "(A) If to Seller, addressed as follows:

                  The Big Party Corporation
                  1457 VFW Parkway
                  West Roxbury, MA 02132
                  Attn: Robert Trabucco, CEO
                  Tel:  (617) 323-0822
                  Fax:  (617) 323-5073

                  With copies to:

                  Traub, Bonacquist & Fox L.L.P.
                  655 Third Avenue
                  New York, NY  10017
                  Attn:  Paul Traub, Esq.
                  Tel:  (212) 476-4770
                  Fax:  (212) 476-4787

                        -and-

                  The Official Committee of Unsecured Creditors
                  c/o Otterbourg, Steindler, Houston & Rosen, P.C.
                  230 Park Avenue
                  New York, NY   10169
                  Attn: Scott L. Hazen, Esq.
                  Tel: (212) 661-9100
                  Fax: (212) 682-6104"



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            Except as expressly modified hereby, all other provisions, terms and conditions of the Agreement remain in full force and effect.

            This Amendment is entered into as of the date first written above by the parties signatory below.

                                    iPARTY RETAIL STORES CORP.,
                                    As Purchaser

                                    By:    /s/ Sal Perisano
                                          ------------------------
                                          Name: Sal Perisano
                                          Its: Chief Executive Officer


                                    THE BIG PARTY CORPORATION,
                                    Debtor and Debtor in Possession,
                                    As Seller


                                    By:     /s/ Robert Trabucco
                                          ------------------------------
                                          Name: Robert Trabucco
                                          Its: Chief Executive Officer



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